UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 5, 2007

DCI USA, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-31143 (Commission File Number)	22-3742159 (IRS Employer Identification No.)

8 Bond Street
Great Neck, New York 11021

(Address of principal executive offices)

(212) 994-9594

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

DCI USA, Inc. (the “Company”) and Jonathan Ilan Ofir, one of its directors and chairman of the board, guaranteed to North Fork Bank the obligations of 231 Norman Avenue Property Development, LLC, a New York limited liability company (“231 NAPD”) in which the Company owns a 30% interest through its wholly-owned subsidiary 231 Norman Avenue, LLC. On September 5, 2007, 231 NAPD entered into a Consolidated Mortgage Extension and Security Agreement (the “Agreement”) with North Fork Bank pursuant to which 231 NAPD borrowed the principal sum of $2,426,497.29 from said bank and consolidated a previous loan of $11,411,002.71, for an aggregate consolidated principal loan amount of $13,837,500 (the “North Fork Loan”).

On September 5, 2007, and simultaneous with the execution of the Agreement, 231 NAPD issued a Restated Promissory Note to North Fork Bank in the aggregate principal amount of $13,837,500 (the “Note”). Pursuant to the Note, principal plus all accrued and unpaid interest thereon shall be paid on March 5, 2009 (the “Maturity Date”). Interest accrues on the principal amount at a daily rate of interest equal to 7.25% to be computed on 360-day basis, and is to be paid on a monthly basis. Under specified conditions, 231 NAPD may, at its option, extend the loan for an additional 6 months in which case the rate of interest shall be 2% above the one year Treasury Index as of the three days prior to the Maturity Date. Upon providing 10 days prior written notice, 231 NAPD has the right to prepay the North Form Bank Loan, in multiples of $25,000 or more, at any time, without penalty. The obligations to North Fork Bank are secured by a lien on the property owned by 231 NAPD.

In connection with the consolidation of the loan with North Fork, the Company, Jonathan Ilan Ofir, one of the Company’s directors and chairman of the board, and several other parties (specifically, Amir Yerushalmi, Vision Real Estates Group, LLC and YIZ Oxford Capital, LLC; collectively, the “Guarantors”) executed a Guaranty in favor of North Fork Bank (the “Guaranty”). In accordance with the Guaranty, the Guarantors guaranteed full performance of 231 NAPD’s obligations to North Fork Bank. In the event 231 NAPD defaults under the terms and provisions of the Agreement, upon written demand, the Guarantors, jointly and severally, shall pay to North Fork Bank all amounts remaining unpaid under the Agreement. As added security for the North Fork Loan, and in accordance with the Guaranty, all property of the Guarantors held by North Fork Bank shall be subject to a lien as security for the liabilities of the Guarantors. In the event the Guarantors fail to make payment to North Fork Bank when due, any such payment shall bear interest at the rate of 24% per annum.

For all the terms and provisions of the Agreement reference is hereby made to such agreement annexed hereto as Exhibit 10.13. For all the terms and provisions of the Note, reference is hereby made to such Note annexed hereto as Exhibit 10.14. For all the terms and provisions of Guaranty, reference is hereby made to the Guaranty annexed hereto as Exhibit 10.15. All statements made herein concerning the foregoing are qualified by references to said exhibits.

Section 9 - Financial Statements and Exhibits
Item 9.01  Financial Statements and Exhibits.

(a) Financial Statements of business acquired. Not applicable

(b) Pro forma financial information. Not applicable

(c) Exhibits.

10.13	Consolidated Mortgage Extension and Security Agreement between 231 Norman Avenue Property Development, LLC and North Fork Bank dated September 5, 2007.

10.14	Restated Promissory Note dated September 5, 2007, between 231 Norman Avenue Property Development, LLC and North Fork Bank.

10.15	Guaranty between Jonathan Ilan Ofor, Amir Yerushalmi, Vision Real Estates Group, LLC, YIZ Oxford Capital, LLC and DCI USA, Inc. to North Fork Bank dated September 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2007

DCI USA, INC.
(Registrant)

By:	/s/ David Rothstein
Name:	David Rothstein
Title:	Chief Executive Officer